LMI, INC.
                          PRODUCTION SERVICES AGREEMENT

         This Production Services Agreement ("Agreement") is made and entered into this 9th day of June, 2003 (the "Effective Date") by and between (i) Linsang Manufacturing, Inc., a Delaware corporation with its principal place of business at 6435 Virginia Manor Road, Beltsville, Maryland 20705 ("LMI"), and
(ii) Voxtec, a Division of Marine Acoustics, a Rhode Island corporation with its principal place of business at 706 Giddings Avenue, Suite 2A, Annapolis, MD 20401 ("Company"), who, intending to be legally bound, agree as follows:

1.   INTRODUCTION

     1.1. Company markets and sells one or more products that LMI has the capacity to manufacture and in connection with which LMI can provide a suite of related services.

     1.2. The parties wish to enter into this Agreement to provide for certain terms under which LMI will manufacture Company's product(s) in quantities ordered by Company and in accordance with specifications and bills of materials provided or approved by Company, and Company will pay for the products it orders from Company.

2.   SCOPE OF RESPONSIBILITIES

     2.1. Specifications. The parties shall mutually agree upon a schedule for delivery to LMI of (a) the drawings and all product, testing, and quality specifications ("Specifications"), and (b) listing of materials designated by manufacturer and part number ("Bill of Materials"), for each Company product ("Product") to be manufactured by LMI in accordance with this Agreement. LMI expressly agrees that the Specifications and Bill(s) of Materials shall be considered Confidential Information of Company for purposes of Section 8.

     2.2. LMI Production Capability. Upon receipt and approval of the Specifications and Bill of Materials for a Product, LMI shall create production processes for the manufacture of quantities of the Product ordered by Company in accordance with Section 31 or forecasted in accordance with Section 3.6.

     2.3. Verification of Production. In accordance with a mutually agreed upon schedule, LMI shall deliver to Company a quantity of each Product, that is sufficient to enable Company to verify that the Product meets the applicable Specifications and Bill of Materials. Company shall subject the delivered quantity of the Product to the testing and analysis procedures that Company deems appropriate to verify that the Product satisfies the Specifications and Bill of Materials. If the Product as delivered fails to satisfy the Specifications or the Bill of Materials, Company shall so notify LMI, and LMI shall adjust its manufacturing process and provide a replacement quantity of the Product for testing and analysis. The process shall continue until Company determines that the Product provided by LMI satisfies the Specifications and Bill of Materials.

     2.4. Specification Changes. The parties acknowledge and agree that the Specifications and Bill of Materials for each Product are subject to change at any time and from time to time. Company shall request any changes to the Specifications and/or the Bill of Materials for any Product in writing as far in advance as reasonably practicable, and LMI shall promptly advise Company of the time within which an order for quantities of the Product meeting the modified Specifications and/or Bill of Materials could be filled and any change in price for the Product. The parties shall mutually agree in writing, as promptly as practicable, upon a schedule for implementation of the necessary adjustments to LMI's production processes to enable LMI to manufacture the Product so as to meet the changed Specifications and/or Bill of Materials; provided, however, that unless expressly set forth to the contrary in any such written agreement no change in the Specifications or Bill of Materials for any Product shall be applicable to orders for the Product already accepted by LMI in accordance with
Section 32. LMI shall thereupon implement the necessary adjustments in accordance with such schedule, and the parties shall follow the procedure set forth in Section 2.3 for verifying that the Product produced by LMI satisfies the changed Specifications and/or Bill of Materials.

     2.5. Manufacturing. LMI will manufacture and test the Products in accordance with the Specifications, Bills of Materials, and Purchase Orders accepted under Section 3.2, and will maintain manufacturing and test records in accordance with reasonable industry standards. As set forth in Attachment A, all components and other materials and equipment required in connection with such manufacture and testing will be acquired or supplied by LMI pursuant to the Specifications and Bills of Materials, except for such components, other materials, or equipment that may be supplied by Company ("Consigned Materials"). LMI will use commercially reasonable efforts, based upon forecasts submitted to LMI in accordance with Section 3.6, to manufacture units of the Products to fulfill Company's orders for the Products in a timely manner. If at any time after acceptance of any order in accordance with Section 3.2, LMI learns that any components or other materials may not be procured or received in sufficient time to permit LMI to fulfill the order within the time set forth in the order, LMI will give Company prompt notice and will work diligently with Company to minimize any resulting delay.


CONFIDENTIAL                          -1-

3.   ORDERS AND FORECASTS

     3.1. Orders. Company will submit orders to LMI so that its requirements for quantities of the Products are updated on a rolling basis as follows: Company's initial order under this Agreement shall set forth the quantity of each Product to be purchased by Company during 18 full calendar months following the date of the order and shall specify delivery dates no earlier than 60 days after the date of the order. Thereafter, between the first and tenth day of each month, Company shall issue an order setting forth the quantity of the Products to be delivered during the first month of the rolling three-month period. Each order shall identify (a) the quantity of the Products required, (b) the proposed delivery date, (c) the address to which the shipment shall be delivered, and (d) any other applicable shipping or special instructions.

     3.2. Acceptance. All orders for the Products submitted by Company in accordance with Section 3.1 shall be subject to acceptance in writing by LMI at its principal place of business and shall not be binding until the earlier of such acceptance or shipment, and in the case of acceptance by shipment, only as to the portion of the order actually shipped. All orders placed by Company in accordance with Section 3.1 shall be accepted unless LMI notifies Company within three (3) business days after receipt of an order that the delivery schedule cannot be met. In such event, LMI will furnish Company with a revised delivery schedule, and unless Company rejects the revised delivery schedule within one
(1) business day after receipt, such revised delivery schedule shall be deemed accepted.

     3.3. Controlling Terms. The terms and conditions of this Agreement will apply to each order accepted or shipped by LMI hereunder. Legal terms and conditions on Company's form of purchase order or other business forms will not apply to any order notwithstanding LMI's acknowledgment or acceptance of such order.

     3.4. Fulfillment. Subject to Section 2.5, LMI shall fill each order in accordance with its terms. All orders shall be shipped F.O.B. LMI's facility. Title and risk of loss with respect to each shipment shall pass from LMI to Company upon delivery of the shipment by LMI to a carrier for transport to the location specified in the order. Issues relevant to order fulfillment, including but not limited to methods for packaging and shipment of the Products, shall be mutually agreed upon by the parties.

     3.5. Cancellations and Change Orders. LMI reserves the right to cancel any orders placed by Company and accepted by LMI as set forth above, or to refuse or delay shipment thereof, if Company fails to make any payment as provided in this Agreement or otherwise fails to comply with the terms and conditions of this Agreement. Company shall be entitled to change or cancel orders accepted by LMI only in accordance with the procedures set forth in Attachment B.

     3.6. Forecasts. To assist LMI in organizing an adequate supply of the Products to fill Company's orders, Company will submit rolling, non-binding, three-month forecasts to LMI. Forecasts will be updated on a rolling basis as follows: Company's initial nonbinding forecast under this Agreement shall set forth the quantity of the Products to be purchased by Company during the first two full calendar quarters following any period covered by Company's initial order placed in accordance with Section 3.1. Thereafter, between the first and tenth day of each subsequent month, Company shall submit revised nonbinding forecasts for the last quarter covered by the preceding forecast and a new nonbinding forecast for the next subsequent calendar quarter.

4.   LIMITED WARRANTY AND DISCLAIMER

     4.1. Compliance with Specifications. LMI warrants that all units of the Products shall be manufactured and assembled in accordance with the applicable Specifications and Bill of Materials and shall be free from defects in materials and workmanship for twelve (12) months after the date of delivery to Company.

     4.2. Exclusions. The foregoing warranty does not apply to any nonconformity or defect which is attributable to any component or material obtained by LMI from a third-party or consigned to LMI by the Company, or which results from (a) repair or modification of a unit of any Product by anyone other than LMI, or (b) any damage to or misuse or incorrect use of a unit of any Product.

     4.3. Notification and Replacement. If, during the applicable twelve (12) month warranty period, any unit of a Product received by Company does not conform to the applicable Specifications or Bill of Materials or contains or otherwise exhibits any defect in materials or workmanship, Company shall give LMI prompt written notice of the nonconformity or defect. Likewise, if LMI discovers or has reason to believe that any shipment of a Product fails to conform to the applicable Specifications or Bill of Materials or contains or otherwise exhibits any defect in materials or workmanship, LMI shall promptly notify Company. In each case, LMI's sole obligation, and Company's exclusive remedy shall be (a) repair or replacement the nonconforming or defective units of the Products, without charge, with a substitute shipment that satisfies the warranty set forth herein, or (b) use by LMI of commercially reasonable efforts to procure repair or replacement of procured components or materials in accordance with manufacturers' warranties, or (c) at LMI's sole option, acceptance of return of the nonconforming or defective units of the Product and refund to Company of all amounts actually paid by Company to LMI for such nonconforming or defective units. Any nonconforming or otherwise defective unit(s) of any Product shall be returned to LMI at LMI's request and expense.


CONFIDENTIAL                          -2-

     4.4. Disclaimer. THE LIMITED WARRANTY SET FORTH HEREIN IS EXCLUSIVE AND IN LIEU OF, AND LMI HEREBY DISCLAIMS, ALL OTHER WARRANTIES REGARDING THE PRODUCTS MANUFACTURED FOR COMPANY HEREUNDER, EXPRESS AND IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OF THE PRODUCTS FOR A PARTICULAR PURPOSE. IN PARTICULAR, LMI DOES NOT WARRANT ANY COMPONENTS OR OTHER MATERIALS THAT MAY BE USED OR INCLUDED IN THE MANUFACTURE OF THE PRODUCTS.

5.   ADDITIONAL SERVICES

     LMI has the capacity to provide a variety of services that are complementary to the manufacturing services to which this Agreement relates. Such services may include (a) non-recurring engineering services, including but not limited to product design, creation and modification of bills of materials, engineering drawing packages, work instructions, fabrication documents and drawings, and survey documents; (b) prototyping services, including but not limited to fabrication and testing of prototype products; (c) storage and warehousing services; (d) maintenance, repair and replacement services, (e) asset management, and (f) other related services tailored to meet Company needs. Company may request additional services not otherwise provided for in this Agreement at any time before or after the Effective Date, and such additional services will be described in an Attachment to this Agreement that shall be mutually agreed upon and signed by the parties.

6.   PAYMENTS

     6.1. Product Price. For each shipment of the Products ordered by Company and shipped to the address(es) specified in Company's order, Company shall pay to LMI the prices determined in accordance with Attachment C, which are exclusive of charges for taxes, shipping and insurance. Prices on Attachment C, which assume that LMI will be able to order components and other raw materials and schedule production in the most efficient manner possible based upon reasonably accurate forecasts, shall be effective and applicable to orders placed and shipped within the twelve (12) month period immediately following the Effective Date, subject to intermediate adjustments resulting from any of the following: (a) mutually agreed upon changes to the Specifications, (b) significant changes in quantities of the Products ordered from month to month,
(c) acceleration of delivery dates in accordance with Paragraph 2 on Attachment B, and (d) any other significant unanticipated event, including but not limited to shortages of and significant price increases for components and other materials. Not less than ninety (90) days before the expiration of the twelve
(12) month period  beginning on the Effective  Date and each  subsequent  twelve
(12) month period, LMI shall meet and confer with Company regarding any adjustments to the prices for the Products.

     6.2. Additional Services. Company shall pay LMI mutually agreed upon prices for all additional services requested by Company and performed by LMI in accordance with the provisions of Section 5 and any related Attachment(s) to this Agreement.

     6.3. Taxes.  All amounts payable in accordance with Section 6.1 and Section
6.2 are exclusive of all federal, state, municipal or other governmental excise, sales, value-added, use, personal property and occupational taxes, excises, withholding obligations and other levies now in force or enacted in the future and, accordingly, the amount of all payments hereunder is subject to an increase equal to the amount of any tax LMI may be required to collect or pay in connection with this Agreement other than any tax on the net income of LMI.

     6.4. Payment Terms. LMI shall invoice Company for (a) each order for quantities of the Products no earlier than the date on which such order is shipped, and (b) any additional services provided to Company by LMI in accordance with the payment schedule set forth in the applicable Attachment to this Agreement that is entered into by the parties in accordance with Section 5. Company shall remit all payments due to LMI within thirty (30) days after the date of LMI's invoice. LMI, in its sole discretion, may charge interest not exceeding one and one half percent (1.5%) per month or fraction thereof for failure to make any payment in a timely manner.

CONFIDENTIAL

7.   PROPRIETARY RIGHTS

     7.1. Company Materials. Company retains all patent, copyright, trade secret and other proprietary rights in and to the Products and the related Specifications and Bills of Materials, and subject to the provisions of Section 7.2, LMI hereby assigns to Company all proprietary rights of any nature that it may obtain in any of the foregoing. LMI hereby agrees to execute any documents or instruments reasonably necessary to enable Company to secure or perfect any proprietary rights that are assigned to Company hereby. Company hereby grants to LMI, during the term of this Agreement, a nonexclusive, paid up license under Company's proprietary rights to perform LMI's obligations under this Agreement. Company represents and warrants that the Products, the specifications and any other materials provided to LMI by Company, and LMI's exercise of the rights granted herein, will not infringe or misappropriate any patent, copyright, trade secret or other proprietary right of any third party.

     7.2. LMI Tools and Know-How. Company acknowledges that LMI has developed or may develop in the course of performing this Agreement, and may use for Company's benefit in performance of its obligations under this Agreement, manufacturing processes, procedures, software applications, scripts, design elements, equipment, products and know-how that are proprietary to LMI and/or third parties ("Manufacturing Know-How"). LMI, on behalf if itself and its licensors, retains all patent, copyright, trade secret and other proprietary rights in and to such Manufacturing Know-How, and nothing in Section 7.1 or elsewhere in this Agreement shall be construed to transfer to Company any patent, copyright, trade secret or other proprietary right therein; provided, however, that LMI hereby grants to Company a perpetual, nonexclusive, worldwide, paid up license under LMI's proprietary rights, with rights to sublicense, to make, use, sell, offer for sale, export and otherwise exploit the Products. LMI represents and warrants that the manufacturing processes, procedures, software applications, scripts, design elements, equipment, products and know-how that are proprietary to LMI, and Company's exercise of the rights granted herein, will not infringe or misappropriate any patent, copyright, trade secret or other proprietary right of any third party.

         7.2.1 Escrow. LMI Shall hold in escrow trade secret information in the case LMI ceases operation. Upon this ceasing of operation, company shall acquire trade secret information which shall include but not limited to assembly procedures and vendor information.

     7.3. Indemnification. Each party (an "indemnifying party") shall indemnify and defend the other party (an "indemnified party") against, and otherwise hold it harmless from, any and all costs, liabilities, damages, losses and expenses arising out of any claim that the exercise by the indemnified party of any rights granted by the indemnifying party in Section 7.1 or Section 7.2 infringes any patent, copyright, trade secret or other proprietary right of any third party. Each party's obligations under this Section 7.3 are conditioned upon (a) receipt by the indemnifying party of prompt written notification from the party claiming indemnification of any claim to which this indemnification may apply, and (b) cooperation by the indemnified party, at the indemnifying party's request and expense, with efforts to defend or settle the claim. An indemnifying party shall have sole control of the defense and settlement efforts subject to the indemnified party's right to participate therein at its own expense.

8.   CONFIDENTIAL INFORMATION

     The parties acknowledge and agree that each party will be disclosing confidential information to the other party, including but not limited to, disclosure of the Specifications and Bill(s) of Materials, manufacturing processes, know-how, business strategies, ideas, concepts and financial information (the "Confidential Information"). Each party agrees that it shall hold the Confidential Information of the other party in strict confidence, shall not disclose it to others or use it in any way, commercially or otherwise, except for purposes of performing its obligations under this Agreement. Each party further agrees to take commercially reasonable steps to protect the confidentiality of the other party's Confidential Information. Notwithstanding this Section 8, the term "Confidential Information" shall not include any information which (a) is or becomes part of the public domain through no fault of the receiving party, (b) is obtained by the receiving party from any third party which is under no obligation to protect the confidentiality thereof, or
(c) can be established by the receiving party with reasonable documentary evidence to have been independently developed by the receiving party without reliance on the other party's Confidential Information.

9.   TERM AND TERMINATION

     9.1. Term. The term of this Agreement shall commence upon the Effective Date and shall remain in effect until terminated in accordance with Section 9.2 or Section 9.3.

     9.2. Termination for Cause. This Agreement may be terminated by either party in the event that the other party has not performed any material obligation or has otherwise breached any material term of this Agreement (a) immediately upon receipt of written notice thereof if the breach or nonperformance is incapable of cure, or (b) upon the expiration of thirty (30) days (or any longer cure period authorized by the nonbreaching party with respect to any individual breach) after receipt of written notice thereof if the breach or nonperformance is capable of cure and has not then been cured. Company shall be responsible for purchase at the full unit value of all quantities of Product(s) that are finished or in process as of the date of the notice of termination.


CONFIDENTIAL                          -4-

     9.3. Termination Without Cause. This Agreement may be terminated by either party, without cause, upon six (6) months prior written notice to the other party; provided, however, that this Agreement shall remain in effect with respect to any orders accepted by LMI prior to the expiration of such six (6) month period until all units of the Products subject to such orders have been accepted by Company in accordance with Section 3.2.

     9.4.  Disposition of Inventory Upon  Termination.  Upon termination of this
Agreement for any reason, Company and LMI agree to cooperate to dispose of existing inventory of and orders for components and other materials in an economical and efficient manner. Disposition of materials upon termination of this Agreement shall be as set forth in Attachment A.


10.  LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOSS OF PROFITS OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT FOR ANY CAUSE OF ACTION OF ANY KIND, WHETHER BASED UPON BREACH OF
CONTRACT OR TORT (INCLUDING NEGLIGENCE), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LMI'S TOTAL LIABILITY TO COMPANY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT FOR ANY CAUSE OF ACTION OF ANY KIND, WHETHER BASED UPON BREACH OF CONTRACT OR TORT (INCLUDING NEGLIGENCE) EXCEED THE TOTAL AMOUNTS PAID BY COMPANY TO LMI IN CONNECTION WITH THE PARTICULAR UNIT(S) OF THE PRODUCTS OR THE PARTICULAR LMI SERVICE(S) IN CONNECTION WITH WHICH THE LIABILITY AROSE.

11.  GENERAL PROVISIONS

     11.1. Assignment. Neither this Agreement nor any rights granted hereby may be assigned by either party without the prior written consent of the other party. Any attempt by either party to assign any rights, duties or obligations without the requisite consent of the other party shall be void and without force or effect.

     11.2. Modification. This Agreement can only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of Company and of LMI, and variance from the terms and conditions of this Agreement in any written notification given by either party shall have no force or effect.

     11.3. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.4. Relationship of the Parties. For purposes of this Agreement, LMI and Company will be and shall act as independent contractors, and neither party is authorized to act as an agent or partner of, or joint venturer with, the other party for any purpose. Neither party by virtue of this Agreement shall have any right, power, or authority to act or create any obligation, express or implied, on behalf of the other party.

     11.5. Export. Each party and its employees and agents shall comply fully with all applicable laws, rules and regulations, including, but not limited to, the United States Export Administration Act, any regulations promulgated thereunder by the United States Department of Commerce's Bureau of Export Administration, and any regulations of the United States Department of Treasury's Office of Foreign Assets Control, relating to the export and reexport of units of the Products and any related technical data.

     11.6. Notices. All notices shall be in writing and shall be deemed to be delivered when deposited with a recognized international express courier service, or when sent by facsimile transmission promptly confirmed by return transmission. All notices shall be directed to LMI or Company at the respective addresses first set forth above or to such other address as either party may, from time to time, designate by notice to the other party.

     11.7. Governing Law. This Agreement, and any and all tort claims that may arise out of or in connection with this Agreement, the Products and any related services will be governed by the laws of the State of Maryland. The parties hereby expressly exclude the applicability of the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws.


CONFIDENTIAL                          -5-

     11.8. Dispute Resolution. Any controversy or claim between the parties arising out of or relating in any way to this Agreement will be resolved by arbitration in either Montgomery or Prince Georges County, Maryland, under the administration of the American Arbitration Association and subject to its Commercial Arbitration Rules. The award of the arbitrators will be final and binding upon the parties. Judgment upon the award may be entered in any court having jurisdiction.

     11.9. Force Majeure. Neither party shall be liable for any damages or penalty for any delay in performance of, or failure to perform, any obligation hereunder or for failure to give the other party prior notice thereof when such delay or failure is due to the elements, acts of God, delays in transportation, delays in delivery by vendors or other causes beyond that party's reasonable control.

     11.10. No Waivers. No express or implied waiver by either party of any event of default hereunder shall in any way be, or be construed as, a waiver of any future or subsequent event of default.

     11.11. Survival. The respective rights and obligations of the parties under Sections 6, 7, 8, 10, 11.7, 11.8, and 11.11 shall survive the termination of this Agreement.

     11.12. Titles and Captions. Titles and captions contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     11.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     11.14. Entire Agreement. The parties acknowledge that this Agreement, together with each Attachment hereto that is executed by both parties, sets forth the complete, exclusive and integrated understanding of the parties which supersedes all proposals or prior agreements, oral or written, and all other prior communications between the parties relating to the subject matter of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LINSANG MANUFACTURING, INC. (LMI)         COMPANY - VOXTEC, A DIVISION OF MARINE
                                          ACOUSTICS, INC.


By:  /s/  Luis Negrete                    By:  /s/ Ace Savich
  ---------------------                    ---------------------
Title: President & COO                    Title: Vice President
     ------------------                        -----------------
Date: June 13, 2003                       Date:  9 June 2003
    -------------------                       ------------------


CONFIDENTIAL                          -6-

                                  ATTACHMENT A

                      MATERIALS MANAGEMENT AND PROCUREMENT
                      ------------------------------------

The supply of components and other materials and equipment necessary to manufacture and test Products under this Agreement shall be as set forth below:

1. Materials Supply. Unless specifically agreed otherwise, LMI shall supply or acquire all components and other materials and equipment ("Materials") necessary to manufacture and test Products under this Agreement. LMI will supply or acquire only those Materials from only those vendors as are set forth in the Specifications and Bills of Materials or are otherwise approved in writing by the Company. Subject to Paragraph 2 below, LMI will use commercially reasonable efforts to procure specified Materials so as to be able to deliver Products as specified by the Company in accordance with delivery schedules set forth in orders accepted under Section 3.2.

2. Exceptional Materials Requirements. LMI will place orders for Materials only as necessary to fulfill requirements of purchase orders accepted under
     Section 3.2, except as follows:

     a. Safety Stock. To minimize the risk of shortages and create an available stock for spares, LMI shall upon request by Company maintain a stock of Materials or Products, or both ("Safety Stock") in quantities mutually agreed in writing, which shall be reviewed no less than quarterly. Safety Stock will be designated and used exclusively for fulfillment of Company orders. LMI shall charge, and Company shall pay, a monthly carrying charge on the on-hand Safety Stock equal to one percent (1%) of LMI's cost for the Safety Stock.

     b. Long-Lead Materials. LMI and Company shall agree upon and maintain a list of Long-Lead Materials, which shall be reviewed upon the receipt of each Company forecast and updated as necessary. Upon receipt of forecasts, LMI shall promptly notify Company of the quantities and cost of Long-Lead Materials and the schedule by which they must be ordered in order to meet forecasted requirements ("Long-Lead Notice"). Unless specifically instructed in writing otherwise within five business days, LMI shall order Long-Lead Materials in accordance with the Long-Lead Notice.

     c. Minimum Quantity Materials. LMI and Company shall agree upon and maintain a list of Minimum Quantity Materials, which shall be reviewed no less than monthly and modified as necessary. Unless specifically agreed otherwise in writing, in order to promote efficiency, LMI will purchase sufficient quantities of components (this should not exceed 100% unless noted to Company) to enable standard packaging or kitting for automated placement (e.g., LMI will purchase full reels of taped-and-reeled components).

3. Disposition of LMI-Supplied Materials. Upon termination of this Agreement, LMI will make reasonable efforts to return, stop shipment of, or allocate to existing purchase orders any Materials supplied by LMI. Company shall pay LMI for all shipping and insurance, return, restocking, cancellation, minimum quantity, or other fees or charges imposed by vendors, plus an administrative charge not to exceed twenty percent (20%) of all returned or reallocated Material (unless LMI ceases operation, then it is 0%). Company shall purchase all unused portions of minimum quantity purchases, including but not limited to unused portions of full reels, and all Materials supplied by LMI that cannot be returned or allocated to other existing purchase orders. Materials shall be purchased at a price equal to LMI's documented cost plus twenty percent (20%), except that Safety Stock shall be purchased at a price equal to LMI's documented cost plus ten percent (10%).

4. Consigned Materials. Company may consign Materials to LMI. Materials to be consigned shall be set forth in Annex 1 to this Attachment, or as may otherwise be agreed in writing from time to time. Company agrees that all Consigned Materials shall be delivered to LMI in sufficient time and in sufficient quantities, and in such condition and packaging, as to enable LMI to readily use the materials and to fulfill orders for the applicable Products in accordance with Specifications and delivery dates. Inventory of Consigned Materials shall not exceed maximum levels agreed between LMI and Company. Delivery of non-conforming Consigned Materials may result in delayed delivery dates and additional charges for loss of available capacity.

5. Handling Charges. Consigned Materials shall be subject to a handling fee equal to Three Percent (3%) of the cost to purchase the Consigned Materials, plus One Percent per month in excess of two that any Consigned Materials remain in LMI's possession. In accordance with Section 4, premium charges shall apply in the event of late delivery, delivery in such condition that the Material is defective or not readily usable, or excess inventory levels.

6. Letter of Authorization. At Company's option, to facilitate efficient flow of Consigned Materials, Company shall provide a letter of authorization, in a form mutually agreed upon by the parties, to each vendor of Consigned Materials, advising vendor that LMI is authorized to request and receive technical information, and information about shipments and deliveries, for Consigned Materials. Unless otherwise mutually agreed upon in writing, LMI shall not be authorized to negotiate pricing for, place or change orders or schedules for, or initiate or agree to any engineering changes in, Consigned Materials, and each letter of authorization shall expressly set forth these limitations on LMI's authority.

7. Documentation. Immediately upon receiving confirmation of any order for Consigned Materials, Company shall provide LMI with such documentation as LMI may reasonably require to enable it to plan for and receive delivery of Consigned Materials. Documentation provided to LMI for each order shall include, at a minimum (a) vendor name, (b) vendor part numbers and descriptions, (c) a vendor contact person, (d) Company contact person, (e) delivery schedule, and (f) any updates as they become available. LMI shall notify Company of any additional documentation that may be required in connection with any order, and Company shall promptly furnish such documentation to LMI.

8.   Receipt. LMI shall receive all deliveries from vendors of Company Consigned
     Components   and  shall   follow  all  product   inspection   and  delivery
     confirmation procedures provided to LMI by Company in writing.

9. Title. Title to the Consigned Materials shall transfer from the vendor to Company as set forth in the applicable procurement agreement, and LMI shall acquire no title or interest in or to the Consigned Materials and no liability to the Company for unused quantities thereof. Upon termination of this Agreement, LMI shall ship promptly at Company's expense and risk, and Company shall accept, all unused Consigned Materials.

10. Storage and Handling. LMI will exercise reasonable care in storage and handling of the Consigned Materials and will use them solely for purposes of performing its obligations to Company under the Services Agreement.


ACCEPTED AND AGREED TO:


LINSANG MANUFACTURING, INC. (LMI)         COMPANY - VOXTEC, A DIVISION OF MARINE
                                          ACOUSTICS, INC.


By:  /s/  Luis Negrete                    By:  /s/ Ace Savich
  ---------------------                    ---------------------
Title: President & COO                    Title: Vice President
     ------------------                        -----------------
Date: June 13, 2003                       Date:  9 June 2003
    -------------------                       ------------------



                                     ANNEX 1

                          COMPANY CONSIGNED COMPONENTS
                          ----------------------------

                                  ATTACHMENT B
                          ORDER CHANGE AND CANCELLATION
                          -----------------------------

Orders may be changed or cancelled only in a writing signed by both parties (a "Change Order"), and each Company request to change or cancel an order shall identify the particular order to which the change relates.

1. Increases in Ordered Quantities of the Products. LMI shall use commercially reasonable efforts to accept requests by Company for increases in the quantities ordered by Company; however, LMI shall not be in violation of this Agreement in connection with its inability to supply quantities of a Product during any month that (a) materially exceed the most recent forecast for such month submitted to LMI in accordance with Section 3.6, or
     (b) are otherwise inconsistent with Company's ordering history under this Agreement. A premium charge shall be added to the contract price for all quantities of the Products that are ordered and delivered in any month in excess of the quantities initially ordered for such month.

2. Acceleration of Scheduled Delivery Date(s). LMI recognizes the business necessity and reality of accelerated delivery dates, and shall use commercially reasonable efforts to accept requests by Company for acceleration of the delivery date(s) for Products ordered by Company; however, LMI shall not be in violation of this Agreement in connection with its inability to supply quantities of a Product during any month that (a) materially exceed the most recent forecast for such month submitted to LMI in accordance with Section 3.6 or (b) are otherwise inconsistent with Company's ordering history under this Agreement. A premium charge may be added to such contract price for all quantities of the Products delivered on a mutually agreed upon accelerated delivery date.

3.   Postponement  of  Scheduled  Delivery  Date.  LMI  recognizes  the business reality and necessity of postponing delivery dates, and shall take commercially reasonable steps to accommodate requests for postponement of delivery dates, subject to the following conditions: (a) All work that is completed, is in process, or is scheduled for completion no more than 30 days after receipt of a request for postponement shall be delivered according to schedule, but may be shipped to LMI's warehouse facility ("LMI Warehouse") or to an alternative site as instructed by Company. All shipments shall be F.O.B. LMI's shipping dock and shall be by common carrier or by LMI vehicles. All title and risk of loss shall pass to
     Company at the F.O.B. point. Company shall be responsible for payment of the contract price for such quantity of the Products in accordance with the scheduled delivery date and shall, in addition, pay all applicable warehouse charges. (b) Company may postpone for up to 60 days any quantities that have not been completed or are not in progress and are scheduled for delivery between 31 and 120 days after LMI's receipt of the rescheduling request, and may postpone as requested any quantities scheduled for delivery more than 90 days after LMI's receipt of the rescheduling request. LMI shall take commercially reasonable steps to postpone orders it has placed for components and other materials related to such quantities. Company will be responsible for paying all carrying costs of existing inventory of materials and components relating to the postponed quantities and of such materials and components shipped to LMI despite its postponement efforts, as well as any other fees, charges, or materials costs incurred by LMI in connection with its efforts to postpone shipments of materials and components relating to the postponed quantities.

4. Cancellations. The parties agree to cooperate to minimize the occurrence of and the costs associated with order cancellations. Company acknowledges and agrees that each order becomes non-cancellable thirty (30) days before the EARLIEST Scheduled delivery date of the CANCELLED qUANTITY and that it shall be responsible for the full unit value of such cancelled order. COMPANY ALSO ACKNOWLEDGES AND AGREES THAT IT SHALL BE RESPONSIBLE FOR THE FULL UNIT VALUE OF ALL WORK THAT IS IN PROCESS OR COMPLETED AS OF LMI'S RECEIPT OF NOTICE OF CANCELLATION. In the event of any cancellation, LMI shall use commercially reasonable efforts to (a) cancel orders it has placed for components and other materials required to manufacture the quantities of any Product subject to cancellation, (b) reallocate applicable components and materials to the manufacture of other products so as to minimize cancellation charges, and (c) return any applicable components or other materials that cannot be so reallocated. In connection with any order cancellation, Company shall be responsible for all cancellation charges, as follows:

     i. Payment to LMI of fees for storage of, and/or of monies to purchase at LMI's documented cost plus a fifteen percent (15%) handling charge, all applicable components and other materials designated by the vendor as non-cancelable or non-returnable; (3) paying LMI for storage of, or for purchasing from LMI at LMI's documented cost plus a fifteen percent (15%) handling charge, all applicable components or other materials that have been designated by the vendors as non-cancelable or non-returnable;

     ii. Payment to LMI of costs incurred by LMI for return or cancellation of applicable components and materials, including but not limited to shipping and insurance charges, cancellation charges, restocking fees, minimum quantity charges, or other fees, charges, or price changes imposed by vendors; and

     iii. Payment to LMI of a fee equal to (i) fifteen percent (15%) of the non-material portion of the contract price applicable to the cancelled quantities if notice of cancellation is received by LMI more than sixty (60) days before the earliest scheduled delivery date of the cancelled quantity, and (ii) thirty percent (30%) of the of the non-material portion of the contract price applicable to the cancelled quantities if notice of cancellation is received by LMI between thirty
          (30) and sixty (60) days before the earliest scheduled delivery date of the cancelled quantity, and (iii) 0% if more than 90 days.


ACCEPTED AND AGREED TO:


LINSANG MANUFACTURING, INC. (LMI)         COMPANY - VOXTEC, A DIVISION OF MARINE
                                          ACOUSTICS, INC.


By:  /s/  Luis Negrete                    By:  /s/ Ace Savich
  ---------------------                    ---------------------
Title: President & COO                    Title: Vice President
     ------------------                        -----------------
Date: June 13, 2003                       Date:  9 June 2003
    -------------------                       ------------------

                                  ATTACHMENT C

                                    PRICING
                                    -------











































ACCEPTED AND AGREED TO:

LMI, INC. (LMI)                                 COMPANY


By:______________________________               By:___________________________

Title:___________________________               Title:________________________

Date:____________________________               Date:_________________________

                  ADDENDUM TO THE PRODUCTION SERVICE AGREEMENT

                    FULFILLMENT / BILL AND HOLD TRANSACTIONS


This addendum is made and entered into this 19th day of November, 2003 by and between (i) LMIC, Inc., a Delaware corporation with its principal place of business at 6435 Virginia Manor Road, Beltsville, Maryland 20705 ("LMIC"), and
(ii) Marine Acoustics Inc., a Massachusetts Company with its principal place of business at 809 Aquidneck Avenue, Middletown, RI 02842 ("Company"), who, intending to be legally bound, agree as follows:

Marine Acoustics, Inc. hereby acknowledges that from time to time there may be the need for a Bill and Hold transaction, determined on a case-by-case basis. In these occasions, upon completion of the products, the LMIC will invoice Marine Acoustics, Inc. and store the completed units in a segregated location at LMIC facility. Title and risk of loss with respect to bill and hold transaction shall pass from LMIC to Company upon completion and transfer of the products to a segregated location at LMIC facility. LMIC agrees to provide the storage for the completed units in a segregated location separate from LMIC inventory for a reasonable period of time. LMIC will ship the units based on the delivery instructions to be provided by the Company. Charges for the fulfillment services will be billed separately upon shipment of the units to the end user.



Accepted and agreed to:

LMIC, Inc. (LMIC)                               Marine Acoustics, Inc. (Company)

By:     /s/ Luis P. Negrete                     By:     /s/ Bernard L. Patterson
        -------------------                             ------------------------
Title:  President & Chief Operating Officer     Title:  Vice President
        -----------------------------------             ---------------